EXHIBIT 5

               [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]


July 25, 2000

International Test Systems, Inc.
4703 Shavano Oak, Suite 102,
San Antonio, Texas 78249


Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-1 of International Test Systems, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission ) the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 3,100,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), of which 1,250,000 shares are being sold by the Company (the "Company Registered Stock") and 1,850,000 shares are being sold by shareholders of the Company (the "Shareholders Registered Stock") 1,250,000 Class A Warrants (the "Class A Warrants"), 1,250,000 shares of Common Stock underlying the Class A Warrants (the "Class A Shares"), 1,250,000 Class B Warrants (the "Class B Warrants") and 1,250,000 shares of Common Stock underlying the Class B Warrants (the "Class B Shares").

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance of the Company Registered Stock, the Shareholders Registered Stock, the Class A Warrants, the Class A Shares, the Class B Warrants and the Class B Shares.

         We are of the opinion that the shares of Shareholders Registered Stock issued, sold and delivered by the Company have been duly authorized and have been legally issued, are fully paid and are non-assessable. We are also of the opinion that the Company Registered Stock, the Class A Warrants, the Class A Shares, the Class B Warrants and the Class B Shares when issued, sold and delivered by the Company will have been duly authorized, legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

Very truly yours,


/s/ Kaplan, Gottbetter & Levenson LLP
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Kaplan, Gottbetter & Levenson LLP